JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.01 per share and 8% Cumulative Convertible Exchangeable Preferred Stock, $.01 par value per share of Marvel Enterprises, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.


                 The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy and completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

                 IN  WITNESS   WHEREOF,   the  undersigned  have  executed  this
Agreement as of November 10, 1999.


                                   MHR INSTITUTIONAL PARTNERS LP

                                   By:     MHR Institutional Advisors LLC, its
                                           General Partner


                                   By: /s/ MARK H. RACHESKY
                                     ---------------------------------
                                       MARK H. RACHESKY, M.D.
                                       Managing Member


                                   MHRM PARTNERS LP

                                   By:     MHR Institutional Advisors LLC, its
                                           General Partner


                                   By: /s/ MARK H. RACHESKY
                                     ---------------------------------
                                        MARK H. RACHESKY, M.D.
                                        Managing Member

                                   MHR CAPITAL PARTNERS LP

                                   By: MHR Advisors LLC, its General Partner


                                   By: /s/ MARK H. RACHESKY
                                     ---------------------------------
                                        MARK H. RACHESKY, M.D.
                                        Managing Member


                                   MHR INSTITUTIONAL ADVISORS LLC



                                   By: /s/ MARK H. RACHESKY
                                     ----------------------------
                                        MARK H. RACHESKY, M.D.
                                        Manager Member


                                   MHR ADVISORS LLC


                                   By: /s/ MARK H. RACHESKY
                                     ----------------------------
                                        MARK H. RACHESKY, M.D.
                                        Manager Member


                                       /s/ MARK H. RACHESKY
                                    -----------------------------
                                        MARK H. RACHESKY, M.D.